UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 20, 2003

                          ANGELCITI ENTERTAINMENT, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


      Nevada                              000-30213            52-2043569
-----------------------------          ---------------         ----------
(State  or  other  jurisdiction        (Commission           (IRS  Employer
      of  incorporation)               File  Number)        Identification  No.)


             9000 SHERIDAN STREET, SUITE 7, PEMBROKE PINES, FL 33024
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (602) 321-0032


    IChance International, Inc., 14354 N. Frank Lloyd Wright Blvd., Suite 4,
                             Scottsdale, AZ 85260.
    --------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT.

On January 20, 2003, IChance International, Inc. ("IChance") closed a deal to exchange 21 million shares for 100% of the stock owned by AngelCiti Entertainment, Inc. ("AngelCiti") in Worldwide Management, SA, AngelCiti's wholly owned subsidiary, completing a Share Exchange Agreement entered into between the two companies on November 7, 2002. AngelCiti now owns 87.9% of the stock in IChance.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

On January 20, 2003, IChance International, Inc. ("IChance") closed a deal to exchange 21 million shares for 100% of the stock owned by AngelCiti Entertainment, Inc. ("AngelCiti") in Worldwide Management, SA, AngelCiti's wholly owned subsidiary, completing a Share Exchange Agreement entered into between the two companies on November 7, 2002. AngelCiti now owns 87.9% of the stock in IChance.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

As of January 20, 2003, IChance International, Inc., effected a name change to AngelCiti Entertainment, Inc., which was approved by the Company's Board of Directors and the shareholders of a majority of the shares held by the Company's investors and has been filed with the office of the Secretary of State of Nevada. In addition, the Company moved its corporate offices to 9000 Sheridan Street, Suite 7, Pembroke Pines, FL 33024 and its new phone number is (800) 908-9574 and its new fax number is (954) 337-2919.

ITEM 6.     RESIGNATIONS OF REGISTRANT'S DIRECTORS

Not Applicable.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

Not Applicable

ITEM 8.     CHANGE IN FISCAL YEAR.

Not Applicable.

ITEM 9.     REGULATION FD DISCLOSURE.

Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ANGELCITI ENTERTAINMENT, INC.
                                              (Registrant)





Date: January 29, 2003                s/  George Guttierez
                                          -------------------
                                          George Guttierez